Exhibit 10.1 - Acquisition Agreement

                              ACQUISITION AGREEMENT

       Acquisition Agreement, made this 17th day of November, 2004 among:

                                 HEARTLAND, INC.
                               25 Mound Park Drive
                             Springboro, Ohio 45066

                             a Maryland corporation

                                                          ("Buyer")

                                       and

                             OHIO MULCH SUPPLY, INC.
                              2140 Advanced Avenue
                              Columbus, Ohio 43207

                               an Ohio corporation
                                                          (the "Company")

                                       and

                                JAMES A. WEBER II

                                                          (the "Seller")

     WHEREAS;

A. Buyer, directly and through one or more subsidiaries, intends to engage in the business of producing, marketing and selling fertilizer including mulch throughout the United States.

B.   Company, is engaged in the production and sales of mulch.

C. The parties hereto deem it to be in the best interest of each of them that Buyer purchase 100 percent of the issued and outstanding capital stock of the Company, and generally succeed to the business of the Company, all pursuant to such terms, provisions and conditions as the parties hereto shall agree.

     NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

A. PURCHASE AND PAYMENT

     1. Purchase and Sale of Stock.

          1.1 Buyer agrees to purchase from Seller and Seller agrees to sell, assign, transfer and deliver to Buyer 100 percent of the issued and outstanding stock of the Company owned by Seller consisting of 600 shares of common stock, 0.01 par value (collectively, the "Stock"). Buyer agrees to assume the responsibility for all existing lines of credit currently issued to the Company so that Seller is relieved of all personal liability thereunder.

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          1.2  Payment by Buyer to Seller of the  Purchase  Price (as defined in
               Section 2 below) for the Stock , and the sale, assignment, transfer and delivery of the Stock by Seller to Buyer, shall take place on the Closing Date at the Closing as those terms are hereinafter defined, subject to the fulfillment of the conditions hereinafter provided.

     2. Purchase Price.

          2.1 The aggregate purchase price of the Stock (the "Purchase Price") is one million (1,000,000) shares of the common stock of the Buyer (the "Purchase Shares"), subject to adjustments as noted in
               2.2 below, plus Four Million ($4,000,000.00) US Dollars.

          2.2 Buyer hereby agrees that the one million (1,000,000) shares in the Purchase Price is based on a price of Four ($4.00) US Dollars per share. On the one year anniversary from the Closing Date, in the event that the average asking price for the Purchase Shares for the prior 45 days from the one year anniversary date (the "Average Price") is less than Four Million ($4,000,000) US Dollars, then the Seller shall be entitled to additional shares, the number of which shall be four million ($4,000,000) US Dollars, less the Average Price, divided by the Average Price, multiplied by one million.

B. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby warrants and represents to Company and Sellers that, as of the date hereof, the following statements are true and correct:

     1. Corporate Existence; Authority.

          The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has full corporate power and authority to enter into this Agreement and the other agreements contemplated by this Agreement to which it is a party (collectively with this Agreement, the "Buyer Agreements") and to perform its obligations hereunder and thereunder.

     2.   Corporate Approval

          The Buyer will obtain prior to closing all necessary authorizations and approvals from its Board of Directors and stockholders required for the execution and delivery of the Buyer Agreements, the consummation of the transactions contemplated hereby and the issuance of the Purchase Shares.

     3. Non-Contravention.

          The execution and delivery by the Buyer of the Buyer Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the Certificate of Incorporation (or similar charter document) or By-Laws of the Buyer, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Buyer pursuant to (i) any agreement or instrument to which the Buyer is a party or by which the Buyer or any of its properties is bound or to which the Buyer or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Buyer is subject.

     4. Government Consents.

          No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Buyer of the Buyer Agreements or for the consummation by the Buyer of the transactions contemplated hereby or thereby.

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     5. Capital Structure.

          The authorized capital of the Buyer consists of (i) one hundred million (100,000,000) shares of common stock, fourteen million one hundred sixty four thousand one hundred six (14,164,106) shares of which are issued and outstanding on the date hereof, exclusive of the Purchase Shares and
     (ii) five million (5,000,000) shares of preferred stock, none of which are issued and outstanding on the date hereof. Additionally, on the date hereof, there are three hundred forty eight thousand ($348,000) dollars of outstanding convertible notes convertible at one dollar to three hundred forty eight (348,000) shares of the Buyer's common stock. Upon the Closing, the Purchase Shares will be issued and outstanding, fully paid, and non-assessable, twenty-five percent of which shall be freely transferable on the Closing Date and seventy-five percent of which shall be freely transferable on the one-year anniversary of the Closing Date. Except for the Purchase Shares, and the outstanding convertible notes described above, there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase any securities of the Buyer.

     6. Litigation.

          The Buyer is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Buyer, or materially interfere therewith, nor to the knowledge of the Buyer is there any threatened or pending governmental investigation involving the Buyer or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business, assets or properties of the Buyer; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Buyer or any of the Buyer's properties, businesses, operations, affairs or activities.

     7. Tax Returns.

          All returns for federal, state and other governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes and any and all other taxes to which the Buyer, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the Buyer.

     8. Compliance with Law.

          To the best of the Buyer's knowledge, the Buyer has complied in all material respects with and is in compliance in all material respects with all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Buyer or any of its properties (including, without limitation, any labor, occupational health, zoning or other law, regulation or ordinance). The Buyer has not committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any federal, state or local law or administrative regulation in respect of the Buyer or any of its properties.

     9. Infringements.

          The Buyer has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the Buyer or on apparatus or methods employed by the Buyer in effecting the same, which would materially adversely affect

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     any operation of the Buyer, nor is the Buyer using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of the Buyer except as a result of the acquisition of the business of such former employer.

     10. Truth of Representation.

          No representation by the Buyer made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock.

C. REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

     Seller and the Company hereby warrant and represent to Buyer that, as of the date hereof, the following statements are true and correct.

     1. Corporate Existence; Authority.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has full corporate power and authority to enter into this Agreement and the other agreement contemplated by this Agreement to which it is a party (collectively with this Agreement, the "Company Agreements") and to perform its obligations hereunder and thereunder.

     2.   Corporate Approval

          The Company will obtain all necessary authorizations and approvals from its Board of Directors and stockholders required for the execution and delivery of the Company Agreements to which it is a party and the consummation of the transactions contemplated hereby prior to closing.

     3.   Non-Contravention

          The execution and delivery by the Company of the Company Agreements and the consummation by the Company of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Company, each as amended to date; or (b) constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any lien upon any property of the Company pursuant to (i) any agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or to which the Company or any of its properties is subject, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental authority to which the Company is subject.

     4.   Government Consents

          No consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery by the Company of this Agreement and the other Acquisition Agreements to which it is a party or for the consummation by the Company of the transactions contemplated hereby or thereby.

     5. Capital Structure.

          The authorized capital of the Company consists of six hundred (600) shares of common stock, six hundred (600) shares of which are issued and

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     outstanding on the date hereof.  There are no commitments  for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of the Company.

     6. Litigation.

          The Company is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Company, or materially interfere therewith, nor to the knowledge of the Company is there any threatened or pending governmental investigation involving the Company or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business, assets or properties of the Company; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Company or any of the Company's properties, businesses, operations, affairs or activities.

     7. Tax Returns.

          All returns for federal, state and other governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes and any and all other taxes to which the Company, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the Company.

     8. Compliance with Law.

          To the best of the Company's knowledge, the Company has complied in all material respects with and is in compliance in all material respects with all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the Company or any of its properties (including, without limitation, any labor, occupational health, zoning or other law, regulation or ordinance). The Company has not committed, been charged with, or been under investigation with respect to, nor does there exist, any violation of any provision of any federal, state or local law or administrative regulation in respect of the Company or any of its properties.

     9. Infringements.

          The Company has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the Company or on apparatus or methods employed by the Company in effecting the same, which would materially adversely affect any operation of the Company, nor is the Company using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of the Company except as a result of the acquisition of the business of such former employer.

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     10. Financial Statements.

          At or prior to the date of this Agreement, the Company has delivered to Buyer internal financial statements as of September 30, 2004, and said internal financial statements, including the related notes and explanatory notes, present fairly the financial position of the Company at the date thereof and the results of its operations for the periods therein indicated, in conformity with generally accepted accounting principals applied on a basis consistent in each case with that of the preceding year. From the date of the most recent reviewed internal balance sheet included in the Company's financials, the Company has:

          (i) Not suffered any material adverse change in its financial condition, assets, liabilities or business;

          (ii) Not affirmatively waived, canceled or compromised any of its rights, debts or claims of substantial value;

          (iii)Not made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise, except as disclosed hereto;

          (iv) Not mortgaged, pledged or granted a lien or encumbrance on any of its properties or assets, except with respect to equipment purchased by the Company during such period;

          (v) Not sold or transferred any of its assets, tangible or intangible, except motor vehicles and except inventory and other assets sold or disposed of in the ordinary and usual course of business;

          (vi) Not incurred any extraordinary losses, within the meaning of generally accepted accounting principles, and/or incurred or become liable for any obligations or liabilities except current liabilities, within the meaning of generally accepted accounting principles, incurred in the ordinary and usual course of business, or made any extraordinary expenditures, within the meaning of generally accepted accounting principles, other than for the purchase of motor vehicles and for additions and betterments to existing plant, equipment and facilities;

          (vii)Not increased the rate of compensation for any of its officers or directors nor for any executive employees, except as may be in accord with past practices and in the usual and ordinary course of business of the Company;

          (viii) Not experienced any material adverse effect on its business, properties and assets as the result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, material or inventory, cancellation of contracts by any domestic or foreign government, or any agency thereof, or customer whose business with seller represents 5% or more of sellers gross revenue, riot, activities of armed forces, or acts of God or the public enemy;

          (ix) To the best knowledge of Sellers, has not incurred any liabilities, contingent or otherwise, except those stated in the balance sheet of the Company as of November 30, 2004, and current liabilities incurred in the ordinary and usual course of business since the date of the said balance sheet.

     11. Ownership of Stock.

          All of the issued and outstanding shares of capital stock of the Company are owned by James A. Weber II. Seller owns 600 shares of common stock, 0.01 par value beneficially and of record. Seller holds such stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof. Seller has full right, power and authority to sell, transfer and

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     deliver  all  of  the  shares  of  Stock  owned  by  said  Seller  and  the certificates therefor, sold hereunder, to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     12. Title to Property.

          The Company has good and marketable title to all of its assets.

     13. Peaceable Possession of Assets.

          The ownership and possession of all of the assets of the Company have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Company; nor does the Company know of any facts by reason of which the possession or title thereof by the Company might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to the Company.

     14. Truth of Representation.

          No representation by the Company made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock.

D. CONDITIONS PRECEDENT TO CLOSING

All obligations of each party under this Agreement and the obligation of each party to consummate the Closing, are subject to the satisfaction, on or before closing, of each of the following conditions:

     1. Effectiveness of Warranties.

          Each and every one of the warranties and representations of the other parties set forth in this Agreement shall be true at and as of the Closing Date as though such representations were made at and as of such time.

     2.   Due Diligence Review

          Each of the parties shall have the opportunity to conduct a review of the other party's books and records prior to the Closing, and each shall execute a written acknowledgment that they are satisfied with the review, which may be withheld for any reason by either party, in that party's sole discretion. If either party decides not to execute the acknowledgement, this Agreement is terminated.

     3. Consent of Banking Institutions.

          Each banking institution providing lines of credit to the Company shall agree to release Seller from any individual liability on those lines of credit.

In the event any of the foregoing conditions shall not be fulfilled by the responsible party at or prior to the Closing, unless caused by any action or failure to act on the part of the counter party, the counter party shall have the right to terminate the Agreement by notice thereof in writing to the responsible party, and the parties hereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or

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liabilities hereunder,  one against the other, except for the obligations of the parties under Section I hereof which shall survive a termination of this Agreement.

E. CLOSING

     1. Time and Place.

     The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place on or before February 17, 2004 at the offices of the Company, 2140 Advanced Avenue, Columbus, Ohio 43207 or such other date as shall be agreed upon by all the parties ("the Closing Date").

     2.   Deliverables

     (a) At the Closing, Buyer shall deliver to the Seller and the Company:

          (i)  the Purchase Shares; and

          (ii) Four Million ($4,000,000) US Dollars.

     (b) At the Closing, Seller and Company shall deliver to Buyer:

          (i)  the original stock  certificates  representing  all of the Stock;
               and

          (ii) stock powers, executed by the Sellers, with respect to the transfer of the Stock to Buyer.

G. INDEMNIFICATION

1. Seller and the Company shall indemnify and hold harmless the Buyer from and against any losses, damages or expenses which may be suffered or incurred by Buyer arising from or by reason of the inaccuracy of any statement, representation or warranty of Seller or the Company made herein or, in any schedule hereto or certificate delivered in connection herewith, or the failure of Seller or the Company to perform any agreement made by them herein. Buyer shall give Seller prior written notice of any claim, demand, suit or action with respect to which indemnity may be sought pursuant to this Section. Seller, in every such case, shall have the right at his sole expense and cost to participate in contesting the validity or the amount of any such claim, demand, suit or action. In the event Buyer suffers loss, damage or expense and is entitled to indemnification under this Section, the amount of any such loss, damage or expense shall be assessed against and shall be paid by Seller subject to the provisions of this Section G(1). Seller shall have no liability under this Section unless a claim for indemnification is made by the Buyer prior to the Two (2) year anniversary of the Closing. Notwithstanding anything herein to the contrary, Sellers shall have no liability under this Section for any loss, damage, expense or amount suffered or incurred by Buyer or the Company (a) as a result of any election made by the Buyer or the Company subsequent to the Closing under
     Section 338 of the Internal Revenue Code of 1954, as amended, or (b) which is covered by insurance maintained by the Company on the Closing Date.

2. The Buyer shall indemnify the Company and Seller and shall hold the Company and Seller harmless, on demand, from and against any losses, damages or expenses which may be suffered or incurred by the Company or Seller arising from or by reason of the inaccuracy of any statement, representation or warranty of the Buyer made herein or in any document or instrument delivered by Buyer to Seller or the Company in connection with the transactions herein contemplated, or the failure of Buyer to perform any agreement or covenant made by it herein or in any document or instrument delivered by Buyer to Seller or the Company in connection with the transactions herein contemplated.

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H. CONFIDENTIALITY

All information and documentation provided or to be provided by the Company or Seller to Buyer in connection with this Agreement and the transactions contemplated hereby has been and shall be provided in the strictest confidence. Pending the Closing, Buyer covenants and agrees not to use any of such information or documentation in or for the benefit of any business engaged in directly or indirectly by Buyer and not to furnish or disclose any of such information or documentation to any person or company. If the transactions contemplated by this Agreement are not consummated, Buyer covenants and agrees to return all such information and documentation to the Company and not retain any copies thereof, and Buyer further covenants and agrees to maintain the confidentiality of such information and documentation and to neither use any of it in or for the benefit of any business engaged in directly or indirectly by the Buyer nor furnish or disclose any of it to any person or company.

I. GENERAL PROVISIONS

     1. Survival of Representations, Warranties and Covenants.

          Except as expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

     2. Diligence.

          The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

     3. Waivers.

     Each party hereto may:

          3.1 Extend the time for performance of any of the obligations of the other party;

          3.2 Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

          3.3  Waive  in  writing  the  failure  of  performance  of  any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

     4. Non-Waiver.

          The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

     5. Further Assurances.

          Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

     6. Entire Agreement.

          This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

     7. Governing Law.

          Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in the State of Ohio, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

     8. Benefit and Assignability.

          This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

     9. Approval of Counsel.

          The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject to the approval of counsels to Buyer and Seller.

     10. Costs.

          The Buyer shall bear its own costs and expenses of the transaction. The costs and expenses of Sellers in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by the Sellers.

     11. Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     12. Notices.

          Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated at the outset hereof (or at such other address as such party may specify by notice to the other parties hereto).

     13. Headings.

          The headings in this Agreement are intended  solely for convenience of
     reference   and  shall  be  given  no  effect   in  the   construction   or
     interpretation of this Agreement.

     14. Further Action.

          Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.


                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.

                                                 BUYER

                                                 HEARTLAND, INC.


                                                 By:/s/ Trent Sommerville
                                                   -----------------------------
                                                   Trent Sommerville, Chairman



                                                 SELLERS

                                                 By:/s/ James A. Weber II
                                                   -----------------------------
                                                    James A. Weber II



                                                 THE COMPANY

                                                 OHIO MULCH SUPPLY INC.


                                                 By:
                                                    ----------------------------
                                                    James A. Weber II, President

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